Exhibit 10.31

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (this “Third Amendment”) is dated as of September 13, 2024, but made effective as of September 1, 2024, by and between ARE-MA REGION NO. 75, LLC, a Delaware limited liability company (“Landlord”), and ENANTA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are now parties to that certain Deed of Lease dated as of September 24, 2018, as amended by that certain First Amendment to Lease Agreement dated as of May 12, 2022 (the “First Amendment”), and as further amended by that certain Second Amendment to Lease Agreement dated as of July 26, 2024 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises containing approximately 36,930 rentable square feet, commonly known as Suites 100, 200 and 300 (the “Premises”), in the building commonly known as “Building 131” located at 400 Talcott Avenue, Watertown, Massachusetts (the “Building”), within the complex commonly known as The Arsenal on the Charles, Watertown, Massachusetts (the “Property”), as more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord has caused the Property to be re-measured in accordance with Section 9 of the First Amendment in connection with the expansion of the Property to include the building commonly known as “Building 2”, and with respect to such addition of “Building 2” to the Property, the rentable area of the Property has been increased to approximately 1,134,543 rentable square feet.

C. Landlord and Tenant desire, subject to the terms and conditions set forth below, to, among other things, amend the Lease to (x) memorialize the re-measured rentable area of the Property, and (y) amend the definition of the defined term “Building’s Share of Property” set forth in the Lease to reflect the remeasured rentable area of the Property, effective as of September 1, 2024 (the “Remeasurement Date”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Rentable Area of Property and Building. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant acknowledge and agree that, as of the Remeasurement Date, the Property contains approximately 1,134,543 rentable square feet. For the avoidance of doubt, Landlord and Tenant further acknowledge and agree that, as of the date hereof, (x) the Building contains approximately 52,983 rentable square feet, and (y) the Premises contain approximately 36,930 rentable square feet.
2.
Building’s Share of Property.
a.
Notwithstanding anything to the contrary contained in the Lease, as of the Remeasurement Date, the defined term “Building’s Share of Property” set forth on Exhibit 1 of the Lease shall be deleted in its entirety and replaced with the following:

“Building’s Share of Property: 4.67%, subject to adjustment from time to time in accordance with the terms of this Lease.”

b.
For the avoidance of doubt, Landlord and Tenant acknowledge and agree that Tenant’s Share of Operating Expenses shall remain equal to 69.70%.
3.
Miscellaneous.
a.
This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.
This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.
c.
This Third Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Third Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
d.
Except as amended and/or modified by this Third Amendment, the terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

TENANT:

ENANTA PHARMACEUTICALS, INC.,
a Delaware corporation

By: /s/ Paul Mellett
Print Name: Paul Mellett
Title: Chief Financial and Administrative Officer

□ I hereby certify that the signature, name, and title
above are my signature, name and title.

LANDLORD:

ARE-MA REGION NO. 75, LLC,

a Delaware limited liability company

By: Alexandria Real Estate Equities, L.P.,

a Delaware limited partnership,

managing member

By: ARE-QRS Corp

a Maryland corporation,

general partner

By: /s/ Allison Grochola
Print Name: Allison Grochola
Title: SVP – Real Estate Legal Affairs